Exhibit 10.54

Agreement

Party A: Wuhan Kingold Industrial Group Co., Ltd.

Residence:

Contact Number:

Party B: Jia Zhihong

ID card Number:

Party C: Wuhan Kingold Jewelry Co., Ltd.

Residence:

Contact Number:

Whereas:

1. Up to November 30, 2018, Party A has held creditor’s right on Party C of a total number 3,652,600,000 RMB.

2. Party B is the largest shareholder of both Party A and Party C.

This contract is signed in line with relevant national law, regulation and rules after the consensus between the Party A, Party B and Party C.

Article 1 Transfer of Creditor’s Right

1. Party A transfers its creditor’s right of one billion yuan on Party C to Party B by November 30, 2018.

2. Party B transfers the creditor’s right it owns mentioned above of one billion yuan to Party C by November 30, 2018. With the agreement of Party B and Party C, the number of money of the creditor’s right transfer shall be deemed as capital increase from Party B to Party C and the transfer money shall be added into capital reserve.

3. Party A agrees to transfer creditor’s right to Party B with the consensus of shareholders and shall provide relevant shareholders’ resolution; Party C agrees to receive capital increase of the creditor’s right from Party B with the consensus of directors and shall provide directors’ resolution.

Article 2 Applicable Laws and Dispute Resolutions

1. The formation, effectiveness and termination of the contract: This contract shall be established since the date of signature (seal) by all parties.

2. Disputes arising from this contract shall be under the jurisdiction of the People's Court of the place where the contract is signed

Article 13 Others

1. This agreement is long-term effective once signed.

2. This agreement is made in THREE copies and each party holds ONE.

Party A: Wuhan Kingold Industrial Group Co., Ltd.

Dated:

Party B: Jia Zhihong

Dated:

Party C: Wuhan Kingold Jewelry Co., Ltd.

Dated: